Exhibit 4.1(i)

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of January 30, 2012 (this “Supplemental Indenture”), is entered into by and among WireCo WorldGroup Inc. (the “Company”), the guarantors identified herein as parties, and U.S. Bank National Association, as Trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of May 19, 2010 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance on May 19, 2010 of 9.5% Senior Notes due 2017, in aggregate principal amount of $275,000,000 and the issuance on June 10, 2011 of 9.5% Senior Notes due 2017 in aggregate principal amount of $150,000,000 (collectively the “Notes”);

WHEREAS Section 8.01 of the Indenture provides that without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2. Amendment to Indenture. The Indenture is hereby amended as follows:

a.	by inserting the words “, unless such Guarantor is the Cayman Holdco, in which case such Guarantor shall not be released and the applicable Note Guarantee shall continue in full force and effect” immediately before the period in the last sentence of Section 5.01(b); and

b.	by deleting Section 10.03 in its entirety and replacing it with the following:

“Section 10.03. Release of Guarantors.

The Note Guarantee of a Guarantor (other than Cayman Holdco) shall be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (before giving effect to such transaction) a Restricted Entity, if the sale or other disposition does not violate the provisions of Section 4.12 or 5.01, unless the transferor Guarantor remains a Restricted Entity;

(2) in connection with any sale or other disposition of all or substantially all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity, if the sale or other disposition does not violate Section 4.12 and the Guarantor ceases to be a Restricted Subsidiary of Cayman Holdco as a result of the sale or other disposition;

(3) when any Restricted Subsidiary that is a Guarantor is designated to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; and

(4) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided in Article Nine in accordance with the terms of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

In addition, in the event a Guarantor becomes a Guarantor solely because it Guarantees other Indebtedness, then upon the full and unconditional release of the Guarantee of such other Indebtedness (provided that the Trustee is given 90 days written notice of such other release) such Guarantee of such Guarantor shall also be released.

The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.”

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and Guarantors.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

WIRECO WORLDGROUP INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: President and CEO

WRCA (LUXEMBOURG) HOLDINGS S.Á R.L.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WIRECO WORLDGROUP (CAYMAN) INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WRCA DISTRIBUTOR (CAYMAN) LTD.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WRCA FINANCE (LUXEMBOURG) S.Á R.L.

By:	/s/ J. Keith McKinnish
Name: J. Keith McKinnish
Title: Class A Manager

WRCA (LUXEMBOURG) S.Á R.L.

By:	/s/ J. Keith McKinnish
Name: J. Keith McKinnish
Title: Class A Manager

[Signature Page to Supplemental Indenture]

WRCA US HOLDINGS INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: President

WRCA, LLC
By: WIRECO WORLDGROUP INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: President

1295728 ALBERTA ULC

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WIRELINE WORKS PARTNERSHIP, by its duly authorized partner 1295728 Alberta ULC

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WRCA CANADIAN HOLDINGS (LUXEMBOURG) S.Á R.L.

By:	/s/ J. Keith McKinnish
Name: J. Keith McKinnish
Title: Class A Manager

CASAR DRAHTSEIL WERK SAAR GMBH

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Managing Director

[Signature Page to Supplemental Indenture]

WIRECO WORLDGROUP SALES (CAYMAN) LTD.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Director

WIRECO WORLDGROUP B.V.

By: WIRECO WORLDGROUP INC.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: President

OLIVEIRA HOLLAND B.V.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Class A Director

[Signature Page to Supplemental Indenture]

WRCA PORTUGAL – SOCIEDADE UNIPESSOAL LDA.

By:	/s/ Ira Glazer
Name: Ira Leslie Glazer Title: Manager

WIRECO WORLDGROUP PORTUGAL HOLDINGS, SGPS. S.A.

By:	/s/ Ira Glazer
Name: Ira Leslie Glazer Title: President

MANUEL RODRIGUES DE OLIVEIRA SÁ & FILHOS, S.A.

By:	/s/ Ira Glazer
Name: Ira Leslie Glazer Title: President

ALBINO, MAIA & SANTOS, LDA.

By:	/s/ Ira Glazer
Name: Ira Leslie Glazer Title: President

CABOS & LINGAS – SOCIEDADE PORTUGUESA DE COMÉRCIO, LDA.

By:	/s/ Ira Glazer
Name: Ira Leslie Glazer Title: President

[Signature Page to Supplemental Indenture]

WIRECO WORLDGROUP COMERCIAL, UNIPESSOAL, LDA.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Chairman of the Management Board

[Signature Page to Supplemental Indenture]

DRUMET LINY I DRUTY SP. Z O.O.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Supervisory Board Member

DRUMET DRAHTSEILE GMBH

By:	/s/ Brian Block
Name: Brian Block
Title: Managing Director

DRUMET S.R.O.

By:	/s/ Branislav Gasparik
Name: Branislav Gasparik
Title: Executive Director

DRUMET CZ S.R.O.

By:	/s/ Branislav Gasparik
Name: Branislav Gasparik
Title: Executive Director

WIRECO WORLDGROUP POLAND HOLDINGS SP. Z.O.O.

By:	/s/ Ira Glazer
Name: Ira Glazer
Title: Management Board Member

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ John J. Doherty
Name: John J. Doherty
Title: Vice President

[Signature Page to Supplemental Indenture]